UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Current Report on Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

On March 8, 2006, Robert G. Phillips, President and Chief Executive Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P. (or “Enterprise Products Partners”), gave a presentation at the 2006 Master Limited Partnership Investor Conference in New York City. Mr. Phillips’ presentation addressed Enterprise Products Partners’ growth strategies, capital spending program and recent financial results. A copy of the presentation (the “Investor Presentation”) is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the Investor Presentation by visiting Enterprise Products Partners’ website, www.epplp.com. The Investor Presentation will be archived on Enterprise Products Partners’ website for 90 days.

Enterprise Products Partners is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil, and an industry leader in the development of pipeline and other midstream infrastructure in the continental United States and deepwater Gulf of Mexico. Enterprise Products Partners conducts substantially all of its business through a wholly owned subsidiary, Enterprise Products Operating L.P. (the “Operating Partnership”).

Unless the context requires otherwise, references to “we,” “our,” “EPD,” “Enterprise” or the “Company” within the Investor Presentation shall mean Enterprise Products Partners and its consolidated subsidiaries. References to “EPE” refer to Enterprise GP Holdings L.P. and its consolidated subsidiaries, which includes Enterprise Products Partners.

References to “GTM” mean Enterprise GTM Holdings L.P., the successor to GulfTerra Energy Partners, L.P. Also, “GTM merger” refers to the merger of GulfTerra with a wholly owned subsidiary of Enterprise Products Partners on September 30, 2004 and the various transactions related thereto.

USE OF INDUSTRY TERMS AND OTHER ABBREVIATIONS IN PRESENTATION

As used within the Investor Presentation, the following industry terms and other abbreviations have the following meanings:

Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
EBITDA	Earnings before interest, taxes, depreciation and amortization
GOM	Gulf of Mexico
GP	General partner
LP	Limited partner
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBPD	Thousand barrels per day
MLP	Master Limited Partnership
MMBbls	Million barrels
MMBOE	Million barrels of oil equivalent
MMcf/d	Million cubic feet per day
MTBV	Mont Belvieu, Texas
Tcf	Trillion cubic feet

USE OF NON-GAAP FINANCIAL MEASURES

The Investor Presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross Operating Margin

Quarterly and annual gross operating margin amounts (Slide 8). We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation and amortization expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin. Our joint ventures with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials to the joint venture or a consumer of products made by the joint venture. This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk we assume versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations. As circumstances dictate, we may increase our ownership interests in such investments, which could result in their subsequent consolidation into our operations.

Reconciliations of our non-GAAP quarterly and annual gross operating margin amounts (as shown in the Investor Presentation) to their respective GAAP operating income amounts are presented as Schedule A to this Current Report on Form 8-K.

Gross operating margin potential of major growth projects (Slide 22). The Investor Presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects (as defined in the presentation). When used in the context of capital projects, gross operating margin amounts provide us with an indication of the profitability of a project. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating projects.

For those assets that we consolidate, we define project gross operating margin as project operating income before depreciation and amortization expense and any allocation of indirect costs and expenses. Project gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Project gross operating margin is calculated by subtracting direct project operating costs and expenses (net of the adjustments noted above) from project revenues, with both project totals before the elimination of intercompany transactions. For those assets in which we own an equity interest through a joint venture arrangement, we define project gross operating margin as our share of the earnings from such investment.

Since project gross operating margin is usually specific to a single asset, it should not be considered as an alternative to consolidated GAAP operating income, which includes all of our operations. In addition, since we do not prepare GAAP financial forecasts at the project level, we are not able to provide reconciliations between project-specific gross operating margin amounts and consolidated operating income, which includes all aspects of our operations.

Distributable Cash Flow

Quarterly and annual distributable cash flow (Slide 8). We define distributable cash flow as net income or loss plus: (i) depreciation and amortization expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures; (v) the addition of losses or subtraction of gains relating to the sale of assets; (vi) cash proceeds from the sale of assets or return of investment from unconsolidated affiliates; (vii) gains or losses on monetization of financial instruments recorded in accumulated other comprehensive income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM merger and (ix) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rate. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

Reconciliations of our non-GAAP quarterly and annual distributable cash flow amounts (as shown in the presentation) to their respective GAAP cash flow from operating activities amounts are presented as Schedule B to this Current Report on Form 8-K.

Distributable cash flow retained since GTM merger (Slide 7). The Investor Presentation includes a reference to the estimated amount of distributable cash flow (since the GTM merger) that we have reinvested for future growth. This estimate was calculated by summing our quarterly distributable cash flow amounts for the five quarter-period since the GTM merger and deducting the cash distributions we paid to partners with respect to such quarterly periods.

Schedule C to this Current Report on Form 8-K presents (i) our calculation of the estimated reinvestment amount for the five-quarter period since the GTM merger was completed and (ii) a reconciliation of the underlying quarterly distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts.

EBITDA

Quarterly and annual EBITDA amounts (Slide 8). We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is commonly used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in the Investor Presentation may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Reconciliations of our non-GAAP quarterly and annual EBITDA amounts (as shown in the presentation) to their respective GAAP cash flow from operating activities amounts are presented as Schedule D to this Current Report on Form 8-K.

PRO FORMA CAPITALIZATION

Slide 9 of the Investor Presentation presents our pro forma capitalization at December 31, 2005 after the application of approximately $431 million of net proceeds from our March 2006 equity offering, which closed on March 8, 2006. The pro forma capitalization column reflects (i) a $431 million decrease in long-term debt resulting from the assumed application of all net proceeds to temporarily reduce amounts outstanding under our multi-year revolving credit facility and (ii) a $431 million increase in partners’ equity from the sale of 18,400,000 common units, including a net cash contribution of $8.6 million from our general partner to maintain its proportionate 2% ownership interest.

Slide 9 also references our Leverage Ratio, which is a financial measure calculated in accordance with the provisions of our multi-year revolving credit facility. Schedule E presents our calculation of historical and pro forma Leverage Ratio amounts at December 31, 2005 along with a reconciliation of historical Leverage Ratio Cash Flow (a non-GAAP financial measure used to determine the Leverage Ratio) to its closest GAAP counterpart, which is cash flow from operating activities.

USE OF CAPITAL PROJECT FINANCIAL FORECAST DATA

Slide 22 of the Investor Presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects. Such forecasts are based upon key assumptions that we and our general partner, Enterprise Products GP, LLC, believe are reasonable; however, neither we nor our general partner can give you any assurance that such expectations will prove to be correct. You should not put undue reliance on any such forward-looking statements. Our forecasts of annual gross operating margins from such projects are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected.

The key assumptions underlying our forecasts of gross operating margin from such projects are: (i) throughput and processing volumes from producers and other customers will materialize in the amounts and during the periods we estimate; (ii) construction and operation of the underlying assets will not be significantly hampered by weather delays or other natural and economic forces; (iii) costs to construct and operate the underlying assets will be within expected ranges of tolerance; and (iv) project revenues will be realized on a timely basis.

We do not intend and have no obligation to publicly update or revise any forward-looking statement such as our forecast of annual gross operating margins from such projects, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Enterprise Products Partners L.P. investor presentation – Master Limited Partnership Conference, March 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: March 8, 2006	By: ___/s/ Michael A. Creel________________
Michael A. Creel
Executive Vice President
and Chief Financial Officer
of Enterprise Products GP, LLC

Schedule A

Enterprise Products Partners L.P.	For the Three Months		For the Twelve Months
Gross Operating Margin by Segment (Dollars in 000s, Unaudited)	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Gross operating margin by segment:
NGL Pipelines & Services	$ 152,314	$ 142,466	$ 579,706	$ 374,196
Onshore Natural Gas Pipelines & Services	95,302	72,049	353,076	90,977
Offshore Pipelines & Services	15,325	33,901	77,505	36,478
Petrochemical Services	40,501	30,784	126,060	121,515
Other, non-segment				32,025
Total segment gross operating margin	303,442	279,200	1,136,347	655,191
Adjustments to reconcile Non-GAAP "Gross Operating Margin"
to GAAP "Operating Income"
Deduct depreciation and amortization in operating costs and expenses	(109,400)	(99,060)	(413,441)	(193,734)
Deduct operating lease expense paid by EPCO	(528)	(885)	(2,112)	(7,705)
Deduct/Add gains (losses) on sales of assets	(254)	16,059	4,488	15,901
Deduct general and administrative expenses	(15,611)	(20,030)	(62,266)	(46,659)
Operating Income	$ 177,649	$ 175,284	$ 663,016	$ 422,994

Schedule B

Enterprise Products Partners L.P.	For the Three Months		For the Twelve Months
Distributable Cash Flow (Dollars in 000s, Unaudited)	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Reconciliation of Non-GAAP "Distributable Cash Flow" to GAAP "Net
Income" and GAAP "Cash Flow from Operating Activities"
Net income	$ 108,424	$ 115,354	$ 419,508	$ 268,261
Adjustments to derive Distributable Cash Flow:
(add or subtract as indicated by sign of number):
Amortization in interest expense	268	635	152	3,503
Depreciation and amortization in costs and expenses	111,560	100,408	420,625	195,384
Operating lease expense paid by EPCO, Inc.	528	885	2,112	7,705
Deferred income tax expense	2,767	3,315	8,594	9,608
Monetization of forward-starting interest rate swaps				19,405
Amortization of net gain from forward-starting interest rate swaps	(915)	(857)	(3,602)	(857)
Provision for non-cash asset impairment charge		98		4,114
Cumulative effect of change in accounting principle,
excluding minority interest portion	4,208		4,208	(8,443)
Equity in income of unconsolidated affiliates	15	(10,563)	(14,548)	(52,787)
Distributions received from unconsolidated affiliates	8,670	13,447	56,058	68,027
Loss (gain) on sale of assets	254	(16,059)	(4,488)	(15,901)
Proceeds from sale of assets	1,526	6,772	44,746	6,882
Sustaining capital expenditures	(29,380)	(21,314)	(92,158)	(37,315)
Changes in fair market value of financial instruments		(77)	122	5
Return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt			47,500
GulfTerra distributable cash flow for third quarter of 2004				68,402
El Paso transition support payments	3,750	4,500	17,250	4,500
Distributable Cash Flow	211,675	196,544	906,079	540,493
Adjustments to Distributable Cash Flow to derive Cash Flow from Operating
Activities (add or subtract as indicated by sign of number):
Minority interest portion of cumulative effect of change in
accounting principle				(2,338)
Monetization of forward-starting interest rate swaps				(19,405)
Amortization of net gain from forward-starting interest rate swaps	915	857	3,602	857
Proceeds from sale of assets	(1,526)	(6,772)	(44,746)	(6,882)
Sustaining capital expenditures	29,380	21,314	92,158	37,315
Return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt			(47,500)
GulfTerra distributable cash flow for third quarter of 2004				(68,402)
El Paso transition support payments	(3,750)	(4,500)	(17,250)	(4,500)
Minority interest in total	2,574	1,281	5,760	8,128
Net effect of changes in operating accounts	47,807	146,801	(266,395)	(93,725)
Cash Flows from Operating Activities	$ 287,075	$ 355,525	$ 631,708	$ 391,541

Schedule C

Enterprise Products Partners L.P.	Fiscal Quarters since GTM Merger *
Distributable Cash Flow (Dollars in 000s, Unaudited)	4Q04	1Q05	2Q05	3Q05	4Q05

Reconciliation of Non-GAAP "Distributable Cash Flow" to GAAP
"Cash Flow from Operating Activities"
Cash Flow from Operating Activities	$ 355,525	$ 164,246	$ (46,409)	$ 226,796	$ 287,075
Adjustments to reconcile Distributable Cash Flow to Cash Flow from
Operating Activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(21,314)	(15,550)	(21,293)	(25,935)	(29,380)
Proceeds from sale of assets	6,772	42,158	109	953	1,526
Amortization of net gain from forward-starting interest rate swaps	(857)	(886)	(896)	(905)	(915)
Minority interest in earnings not included in calculation of
Distributable Cash Flow	(1,281)	(1,945)	(380)	(861)	(2,574)
Net effect of changes in operating accounts not
included in calculation of distributable cash flow	(146,801)	58,920	237,353	17,929	(47,807)
Return of investment in unconsolidated affiliate			47,500
El Paso transition support payments	4,500	4,500	4,500	4,500	3,750
Distributable cash flow	196,544	251,443	220,484	222,477	211,675
Less amounts paid to partners with respect to such period	(162,687)	(176,066)	(181,624)	(187,107)	(193,160)
Estimate of reinvested distributable cash flow **	$ 33,857	$ 75,377	$ 38,860	$ 35,370	$ 18,515

*	The GTM Merger was completed on September 30, 2004.

** The total reinvested distributable cash flow for the five quarters presented is approximately $202 million.

Schedule D

Enterprise Products Partners L.P.	For the Three Months		For the Twelve Months
EBITDA (Dollars in 000s, Unaudited)	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Reconciliation of Non-GAAP "EBITDA" to GAAP "Net Income" and
GAAP "Cash Flow from Operating Activities”
Net income	$ 108,424	$ 115,354	$ 419,508	$ 268,261
Additions to net income to derive EBITDA:
Interest expense (including related amortization)	59,852	58,784	230,549	155,740
Provision for income taxes	4,404	1,055	8,362	3,761
Depreciation and amortization in costs and expenses	111,560	100,408	420,625	195,384
EBITDA	284,240	275,601	1,079,044	623,146
Adjustments to EBITDA to derive Cash Flow from Operating Activities
(add or subtract as indicated by sign of number):
Interest expense	(59,852)	(58,784)	(230,549)	(155,740)
Provision for income taxes	(4,404)	(1,055)	(8,362)	(3,761)
Cumulative effect of changes in accounting principles	4,208		4,208	(10,781)
Equity in loss (income) of unconsolidated affiliates	15	(10,563)	(14,548)	(52,787)
Amortization in interest expense	268	635	152	3,503
Deferred income tax expense	2,767	3,315	8,594	9,608
Provision for non-cash asset impairment charge		98		4,114
Distributions received from unconsolidated affiliates	8,670	13,447	56,058	68,027
Operating lease expense paid by EPCO	528	885	2,112	7,705
Other expenses paid by EPCO
Minority interest	2,574	1,281	5,760	8,128
Loss (gain) on sale of assets	254	(16,059)	(4,488)	(15,901)
Changes in fair market value of financial instruments		(77)	122	5
Net effect of changes in operating accounts	47,807	146,801	(266,395)	(93,725)
Cash Flow from Operating Activities	$ 287,075	$ 355,525	$ 631,708	$ 391,541